Exhibit 99.1
Aceto Corporation One Hollow Lane Lake Success, New York 11042-1215
NEWS RELEASE

FOR IMMEDIATE RELEASE

Aceto Announces Fiscal 2010 First Quarter Results of Operations

LAKE SUCCESS, NY – November 6, 2009 – Aceto Corporation (NASDAQ:ACET), a global leader in the sourcing, quality assurance, regulatory support, marketing and distribution of chemically derived pharmaceuticals, nutraceuticals, specialty chemicals and crop protection products, today announced results of operations for its fiscal 2010 first quarter ended September 30, 2009.

Net sales for the fiscal 2010 first quarter were $70.6 million, a decrease of 24.8% from $93.8 million reported in the year ago quarter. Gross profit decreased 37.6% to $11.8 million in the 2010 fiscal quarter compared to $18.9 million in the 2009 quarter. SG&A expenses decreased 16.8% to $10.1 million in the 2010 quarter compared to $12.2 million in the year ago comparable quarter. Net income decreased 78% to $1.0 million, or $0.04 per diluted share, compared to $4.6 million or $0.18 per diluted share in the 2009 quarter.

Albert Eilender, Non-Executive Chairman of Aceto stated, “This past year, as well as the first quarter of the current fiscal year, have been difficult periods for the Company, largely due to the fact that the global economy has contracted beyond what was anticipated a short 12 months ago.  Clearly, we are not satisfied with the operating results we have reported for the first quarter of fiscal 2010.  Be assured that even though we are confident that in time the general economy will noticeably improve, we are reevaluating how we allocate our efforts and financial resources as well as the steps we can take now to manage Aceto through this period.”

Commenting on the Company’s first quarter performance, Vincent Miata, President of Aceto stated, “During the fiscal first quarter, the global economic conditions which we have seen for the past 12-18 months continued to negatively impact our results.  The decreased sales affected us across almost all of our global operations, in part due to the fact our customers are more closely managing their inventory to coincide with their own reduced demand. During the quarter sales in our Health Sciences segment declined 30.5 % from the comparable quarter. This was primarily due to a decrease in reorders of existing products and overall competitive market pressures including a general push by governments to lower health care costs both in the US and overseas. In our Chemicals & Colorants business segment, sales declined 17.5% on the same comparison basis largely due to the overall economic condition of both the automotive and housing markets. Sales in our Crop Protection segment remained relatively unchanged at $3.4 million for the quarter.”

Updating the current status of Aceto’s various business initiatives, Mr. Miata commented, “Regarding our animal vaccine project, we have completed all of the testing requirements of the USDA and we are now in the process of compiling the data for submission to the agency. With respect to our initiative to enter the Japanese pharmaceutical market, we continue to move forward, albeit slowly.  We have progressed from the trial orders we had initially received to larger, commercial orders and we continue to view this as a good, long-term, business opportunity for Aceto.  Our effort to sell finished dosage form generic drugs has proven to be more challenging, than we had originally anticipated. We still believe that it will prove to be a viable long-term business opportunity for Aceto and are working diligently to evaluate and enhance our pipeline of products.”

“In our Crop Protection business, we have entered the Glyphosate market for the 2010 growing season.  In addition, we also have other crop protection products where we plan to pursue EPA registrations.  Generally speaking, the US market for generic crop protection products continues to grow and Aceto is positioned to leverage our core business competencies, sourcing, regulatory support, and marketing, to capitalize on this trend.”

Mr. Miata concluded, “As we move forward, we believe the strength of our balance sheet puts us in a position to take advantage of business opportunities that may present themselves in the future.  As the economy begins to show subtle signs that the worst may be behind us, we remain optimistic about the future prospects for Aceto.”

CONFERENCE CALL

Albert Eilender, Vincent Miata and Douglas Roth will conduct a conference call at 10:00 a.m. ET on Friday, November 6, 2009. Interested parties may participate in the call by dialing 800-447-0521 (847-413-3238 for international callers) – please call in 10 minutes before the call is scheduled to begin, and ask for the Aceto call (conference ID # 25645160).  The conference call will also be webcast live via the Investor Relations section of the Company’s website, www.aceto.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  The conference call will be archived on the Company’s website, and a recorded phone replay will also be available from 1:00 p.m. ET on Friday, November 6, 2009 until 5:00 p.m. ET on Monday, November 9, 2009.  Dial 888-843-8996 (630-652-3044 for international callers) and enter the code 25645160 for the phone replay.

ABOUT ACETO

Aceto Corporation, incorporated in 1947, is a global leader in the sourcing, quality assurance, regulatory support, marketing and distribution of chemically derived pharmaceuticals, nutraceuticals, specialty chemicals and crop protection products.  With a physical presence in ten countries, Aceto distributes over 1,000 chemicals and pharmaceuticals used principally as raw materials in the pharmaceutical, crop protection, surface coating/ink and general chemical consuming industries. Aceto’s global operations, including a staff of 26 in Shanghai and 14 in India are unique in the industry and enable its worldwide sourcing and regulatory capabilities. (ACET-F)

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward-looking statements contained in this press release include, but are not limited to, statements regarding the improvement of the general economy, the future progress of our business initiatives, viability of finished dosage form generic drugs as a long term business opportunity, our ability to capitalize on the generic crop protection market growth and  our ability to use our financial strength to take advantage of future business opportunities All forward-looking statements in this press release are made as of the date of this press release, and Aceto assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise, other than as required by law.  The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements.  These uncertainties include, but are not limited to, the risk factors discussed in the Business and Management’s Discussion and Analysis sections in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings are available at www.sec.gov.

For information contact:
Theodore Ayvas
Director of Corporate Communications
& Investor Relations
Aceto Corporation
(516) 627-6000
www.aceto.com

Aceto Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)

	(unaudited)
	Three Months Ended
	September 30,
	2009	2008
Net sales	$70,609	$93,839
Cost of sales	58,793	74,902
Gross profit	11,816	18,937
Gross profit %	16.73%	20.18%

Selling, general and
administrative expenses	10,140	12,185
Operating income	1,676	6,752

Other (expense) income, net of interest expense	(43)	360

Income before income taxes	1,633	7,112
Provision for income taxes	630	2,561
Net income	$1,003	$4,551

Net income per common share	$0.04	$0.19

Diluted net income per common share	$0.04	$0.18

Weighted average shares outstanding:
Basic	24,592	24,369
Diluted	25,022	24,864

Aceto Corporation
Consolidated Balance Sheet
(in thousands, except per-share amounts)

	Sept 30, 2009	June 30, 2009
	(unaudited)

Assets
Current Assets:
Cash and cash equivalents	$50,732	$57,761
Investments	590	541
Trade receivables: less allowances for doubtful
accounts: Sept 30, 2009 $1,036; and June 30, 2009 $976	49,591	46,996
Other receivables	11,318	9,361
Inventory	54,333	54,402
Prepaid expenses and other current assets	1,430	1,006
Deferred income tax asset, net	1,601	1,579

Total current assets	169,595	171,646

Long-term notes receivable	1,000	1,000
Property and equipment, net	4,184	4,249
Property held for sale	3,752	3,752
Goodwill	1,901	1,861
Intangible assets, net	11,273	11,518
Deferred income tax asset, net	2,300	2,366
Other assets	9,313	9,072

Total Assets	$203,318	$205,464

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$22,630	$25,126
Accrued expenses	18,871	20,739
Deferred income tax liability	1,072	1,072
Total current liabilities	42,573	46,937

Long-term liabilities	8,096	9,017
Environmental remediation liability	7,451	7,451
Deferred income tax liability	452	491
Total liabilities	58,572	63,896

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value:
(40,000 shares authorized; 25,644 shares issued;
24,779 and 24,771 shares outstanding at
Sept 30, 2009 and June 30, 2009, respectively)	256	256
Capital in excess of par value	57,041	56,767
Retained earnings	86,454	85,450
Treasury stock, at cost:
(865 and 873 shares at Sept 30, 2009 and
June 30 2009, respectively)	(8,355)	(8,430)
Accumulated other comprehensive income	9,350	7,525
Total shareholders' equity	144,746	141,568

Total liabilities and shareholders' equity	$203,318	$205,464